Exhibit 99.2

Experience with the Novel HeartWare(r) LVAS with Hydromagnetically Levitated Rotor in a Multi-institutional Trial G.M. Wieselthaler, M. Strueber, G.A. O^Driscoll, P. Jansz and A. Khaghani A Report On The First 23 Human Implants

HeartWare Design Features One moving part, no mechanical bearings and passive impeller system Small centrifugal pump, 50 cc, 140 gms, 2" outside diameter Integrated inflow cannula 10 mm outflow graft with strain relief Dual motor stators for pump power redundancy Thin, flexible driveline (4.2 mm)

Surgical Implant in the Pericardial Space HeartWare(r) pump is implanted in the pericardial space Integrated inflow cannula and novel sewing ring designed to expedite the implant procedure

International HeartWare BTT Trial Centers # Patients Vienna General Hospital, Austria 7 Georg Wieselthaler, Henrich Schima Royal Perth Hospital, Australia 4 Gerry O'Driscoll, Rob Larbalestier, Lawrence Dembo Hannover Medical Center, Germany 6 Martin Strueber, Christian Kuehn, Anna Myer Harefield Hospital, UK 2 Asghar Khaghani, Emma Birks, Gilles Dreyfus St. Vincent's Hospital, Australia 4 Paul Jansz, Philip Spratt Enrollment as of November 14, 2007 Primary Endpoint: Survival to transplantation or 180 days on the device 23

Patient Demographics Patients: 23 Gender: 20 Males and 3 Females Age: 26 to 68 years (mean 47.9 yrs) BSA: 1.51 to 2.56 m2 (mean 1.98 m2) Weight: 47.8 to 138 kg (mean 83.7 kg) Idiopathic Ischemic Viral 14 7 2 Idiopathic 14 Ischemic 7 Viral 2 Etiology of Disease

Preoperative Hemodynamics

Parameter	HeartWare	HM II*
Cardiac Index (L/min/m^2)	1.9 ± 0.5	2.0 ± 0.6
LVEF (%)	20.6 ± 7.4	16.3 ± 5.7
BP Systolic (mmHg)	105 ± 15.8	95.8 ± 14.6
BP Diastolic (mmHg)	67 ± 8.9	61.7 ± 11.3
Mean BP (mmHg)	79 ± 10.2	73
PCWP (mmHg)	23.1 ± 7	26.1 ± 7.9
PA Systolic (mmHg)	52.7 ± 17.2	53 ± 14.1
PA Diastolic (mmHg)	28.1 ± 9.3	28.2 ± 8.8
CVP (mmHg)	13 ± 5.7	13.5 ± 7.8

*Use of a Continuous Flow Device in Patients Awaiting Heart Transplantation. Miller LW et al NEJM 357;9

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Caution -- Investigational Device, Limited by Federal Law to Investigational Use

Outcomes at 180 Days for First 23 Implants At 180 days: Survival - 91% Transplant- 9% Recovery - 0% Death - 9%

Summary of Overall Outcomes of First 23 Implants N = 23 N = 23 Ongoing or Transplanted 21 - Transplanted (earliest POD 157) 2 - Ongoing >180 days 17 <180 days 2 Expired 2 (13, 84 days) - Sepsis 2 At 180 days

Explanted Pump From First Implant Pathology pictures after 427 days Pump housing Impeller Courtesy of Texas A&M University by Dr. Fred Clubb, D.V.M., Ph.D., DACLAM, Clinical Professor

Hemodynamic Changes After LVAD Implant

Parameter	Pre	POD 1	POD 2
MAP (mmHg)	79 ± 10.2	81 ± 15.4	75 ± 12.2
PAP (mmHg)	37 ± 12.2	27 ± 7.3	25 ± 7.6
PCWP (mmHg)	23 ± 7.2	12.2 ± 3.1	11.6 ± 2.6
RAP (mmHg)	13 ± 5.7	12.6 ± 2.1	11.4 ± 4.2
CI/Flow Index L/min/m^2	1.9 ± 0.5	3.2 ± 0.48	2.9 ± 0.45

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Caution -- Investigational Device, Limited by Federal Law to Investigational Use

Key Laboratory Parameters Week 1 Week 2 Week 4 Week 8 Week 12 Week 26 Creatinine 1.3 1.17 1.18 1.08 1.1 1.12 Bilirubin 2.65 4 1.22 0.86 0.82 0.88 Plasma Free Hgb 6.2 3.5 3.2 5.3 2.6 3.4 mg/dL

Adverse Events In First 23 Implants Complication Patients Events Event Rate N N per pt yr Infections (exit site) 3 3 0.28 Bleeding (requiring re-operation) 3 4 0.37 Respiratory Dysfunction 4 4 0.37 Renal Dysfunction 3 3 0.28 Right Heart Failure 1 1 0.09 Device Replaced** 2 2 0.19 **Manufacturing change implemented. Both patients received new pumps & ongoing >180 days At 180 days

Neurological Adverse Events In First 23 Implants Complication Patients Events Event Rate N N per pt yr TIA (POD 15) 1 1 0.09 Stroke (POD 8, 12) -Ischemic* 2 2 0.19 -Hemorrhagic 0 0 0.00 Recovered 3 Expired 0 * - one patient with HIT At 180 days

Conclusions From First 23 Human Implants (180 days) Successful Pericardial Placement of the HeartWare(r) LVAD 91% survival at 180-days (trial endpoint met) Comparable Adverse Event profile Able to support a broad range of patient needs Mean flow of 6 liters per minute

Post-180 Days Summary of Overall Outcomes of First 23 Implants N = 23 (mean duration of support 272 days) N = 23 (mean duration of support 272 days) Ongoing or Transplanted 19 - Transplanted (earliest POD 157) 6 - Ongoing >180 days 11 <180 days 2 Longest Duration of Support 466 days Recovered / Explanted 1 (267 days) Expired 3 (13, 84 & 203 days) - Sepsis 2 - ICB 1 as of February 22, 2008

Conclusions From First 23 Human Implants (data through Feb 22, 2008) Successful Pericardial Placement of the HeartWare(r) LVAD No pump pocket No intrathoracic infections No cannula obstructions 91% survival at 180-days Comparable Adverse Event profile Able to support a broad range of patient needs Mean flow of 6 liters per minute Potential for long term support Total duration of support - 17.5 years Mean support - 272 days 8 patients supported > 1 year